EXHIBIT 3.03


                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             GOLF INNOVATIONS CORP.

      The undersigned, being the President and Secretary of Golf Innovations Corp. hereby declare that the original Articles of the corporation were filed with the Secretary of State of the State of Nevada on September 19, 1997. Pursuant to the provisions of NRS 78.385-390, at a duly noticed and convened meeting on May 24, 1999, the Shareholders of the corporation, representing a majority of the of the voting power of the company's common stock, unanimously voted for the following amendment to the Articles of Incorporation:

      ARTICLE I. NAME: The name of the corporation is: Avid Sportswear & Golf Corp.

      THE UNDERSIGNED, being the President and Secretary of Golf Innovations Corp. hereby declare and certify that that the facts herein stated are true and, accordingly, have hereunto set their hands this [24TH] day of May, 1999.

                                           /s/ Earl T. Ingarfield
                                           -------------------------------------
                                                Earl T. Ingarfield, President

                                           /s/ Jerry L. Busiere
                                           -------------------------------------
                                               Jerry L. Busiere, Secretary
STATE OF FLORIDA        )
                        ) ss.
COUNTY OF SARASOTA      )

      On this [24] day of May, 1999, before me, a Notary Public, personally appeared Earl T. Ingarfield and Jerry L. Busiere, personally known or proven to me to be the President and Secretary, respectively, of Golf Innovations Corp. and that they executed the above instrument.

[NOTARY SEAL OF MERRI C. MOYLAN]           /s/ Merri C. Moylan
                                           -------------------------------------
                                               Notary Public